                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is being executed as of January 1, 2000 (the "Effective Date"), between SFX ENTERTAINMENT, INC. (the "Employer"), a Delaware corporation, and RICHARD A. LIESE (the "Employee"; and together with the Employer, the "Parties"), to be effective as of the Effective Date.

     WHEREAS, the Employee has been employed since the Employer's inception as a senior executive officer of the Employer; and

     WHEREAS, the Employer and the Employee desire to enter into this Agreement to memorialize the terms and conditions of the Employee's employment by the Employer;

     NOW, THEREFORE, the Parties do hereby agree as follows:

     1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, subject to the terms and conditions set forth below.

     2. Duties.

          2.1. Capacities

               2.1.1 Employee shall be employed as a Senior Vice President, Associate General Counsel and Assistant Secretary of the Employer, and shall have the rights and responsibilities attendant to that of an executive officer of similar position of a publicly traded company of comparable size. The Employee shall report to the Executive Vice President and General Counsel of the Employer, and, subject to the oversight and direction of such officer shall control, direct and supervise the day-to-day operations of the Employer's in-house law department and the overall legal affairs of the Employer. The Employee shall also perform other duties which may be reasonably assigned to him from time to time by the Executive Chairman and the President



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          and Chief Executive Officer of the Employer, or by the Employer's
          Board of Directors (the "Board"), and that are consistent with his position.

               2.1.2 The Employee shall also serve as a Senior Vice President and Assistant Secretary of each subsidiary of the Employer.

               2.1.3 It is expressly understood that the Employee may (1) devote a reasonable amount of time to charitable, civic and industry-related boards or organizations, (2) acquire up to 10% of any securities of a partnership, trust, corporation or other entity so long as he remains a passive investor in such entity and such entity is not, directly or indirectly, in competition with the Employer, (3) acquire up to 0.5% of any securities of any publicly traded partnership, trust, corporation or other entity provided he remains a passive investor in such entity, and (4) with the express prior approval of the Executive Chairman of the Employer, which approval shall not be unreasonably withheld, serve as a director of any corporate entity; provided, that any such activity does not substantially interfere with the performance by the Employee of his duties and responsibilities under this Agreement and does not conflict with the business of the Employer..

          2.2. Additional Positions. During the Term of Employment (as defined in Section 4.1 hereof), the Employee agrees, and the Employer shall appoint the Employee, to serve as a director of the Employer and, when deemed necessary and appropriate by the Employer, of one or more subsidiaries of the Employer; provided, that the Employee shall be indemnified for serving in any and all such capacities on a basis no less favorable than is provided by the Employer's bylaws, as may be amended from time-to-time, or by any written agreement between the Employee and the Employer regarding indemnification, in a manner consistent with that provided to Senior Executives (as defined in Section 8.2 hereof) of the Employer, and, if ever not so indemnified, the Employee may, without limiting any other remedies, cease serving in such director positions.

          2.3. Place of Performance. In connection with his employment by the Employer, the Employee shall be based in New York City at the current corporate offices of the Employer. The



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     Employee shall be provided with office space and support staff equivalent to that provided to him by the Employer immediately prior to the Effective Date.

     3. Compensation.

          3.1. Salary and Withholding.

               3.1.1 Salary. From the Effective Date through May 31, 2000, as compensationfor services rendered by the Employee, the Employer shall pay to the Employee a base salary ("Salary") in semi-monthly installments at an annual rate equal to One Hundred Forty-Five Thousand Dollars ($145,000). Commencing June 1, 2000, the Employee's Salary shall increase to an annual rate equal to Two Hundred Twenty-Five Thousand Dollars ($225,000). The Employee's Salary shall be reviewed by the Executive Chairman of the Employer in accordance with the Employer's standard policies and practices, and may be increased, but not decreased, at the Employer's discretion. In any event, the Employee's Salary shall be increased effective as of each anniversary of the Effective Date by 5.0% over the then effective Salary.

               3.1.2 Withholding for Taxes. Compensation (herein defined) shall be subject to any and all applicable payroll and withholding deductions required by the law of any jurisdiction, state or federal, taxing authority with respect to such Compensation.

               3.1.3 Definition of Compensation. The Salary, and the other perquisites set forth in this Agreement including the Benefits, are herein collectively referred to as the "Compensation."

          3.2. Expenses. The Employer shall reimburse the Employee, in accordance with the Employer's standard expense reimbursement policy, for reasonable expenses incurred by the Employee, upon presentation of documentation reasonably acceptable to the Employer in accordance with the policies applicable to Senior Executives of the Employer. In connection with such


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     reimbursement, the Employer shall provide the Employee with a credit card or cards to be used for paying such expenses. Such card or cards shall be the property of the Employer and upon termination of the Term of Employment shall be returned to the Employer by the Employee. The Employee shall be responsible for and shall reimburse the Employer for any and all payments made by the Employer for the Employee's personal, non-reimbursable expenses charged on any such card or cards.

          3.3. Grant of Stock Options.

               3.3.1 Grants. The Employer shall grant to the Employee stock options (the "Stock Options") during the Term of Employment in a manner and an amount as shall be determined by the Stock Option Committee of the Employer, but in no event shall the grants be less than the largest grant made to the Employee prior to the Effective Date. Each Stock Option shall have an exercise price equal to the closing price of the Class A Common Stock of the Employer (the "Common Stock") on the date of the grant. Each Stock Option shall have a term and shall vest and become exercisable on a schedule to be determined by the Board or the Stock Option Committee, but in no event shall the vesting schedule exceed the Term of Employment, nor shall the terms and conditions of such options (including those terms and conditions described above) be any less favorable than the terms and conditions applicable to options granted to the other Senior Executives of Employer. The Employee shall be permitted to use shares of Common Stock to exercise the Stock Options and to pay any withholding obligation upon such exercise. The Stock Options shall be granted as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted under the Code.

               3.3.2 Termination of Employment. Notwithstanding the foregoing, in the event that Employee ceases to be employed by the Employer for any reason whatsoever (including upon death or permanent and total disability of Employee) other than as a result of a voluntary termination (that is not a Constructive Termination Event or a termination on a Change in Control) or termination for Cause, all Stock Options granted pursuant to this Section 3.3 shall vest and become exercisable immediately, and the Employee shall retain the right to exercise such Stock



                                       4
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          Options during the remaining original term of each such option. In the event of the Employee's voluntary termination (that is not a Constructive Termination Event or a termination on a Change in Control) or termination for Cause, all unvested options shall be forfeited, all vested Stock Options shall remain exercisable until the first to occur of the end of the original term or one year following the termination of employment, and no Stock Options not as yet granted will be granted.

               3.3.3 Adjustments. The number of shares subject to the Stock Options to be granted under this Section 3.3, and the kind of shares subject to such options, shall be equitably adjusted to reflect any change in the Common Stock including, without limitation, a recapitalization, spin-off, stock split, consolidation, reorganization or merger. To the extent applicable, this Section 3.3 shall automatically be deemed to be modified to ensure that the Employee's rights with respect to acceleration of option grants, acceleration of option vesting and other rights are at least as favorable as the rights that from time to time are generally applicable to other Senior Executives of the Employer.

          3.4. Other Benefits. During the Term of Employment, the Employer shall provide the following additional benefits to the Employee:

               3.4.1 Health Insurance. Medical, dental and hospitalization insurance for the Employee and his family with the same scope and coverage and on the same terms as is provided by the Employer to other Senior Executives of the Employer, as may be amended from time to time; provided, that such insurance will have no exclusions for pre-existing conditions.

               3.4.2 Disability Insurance. Disability insurance in an amount and on the same terms consistent with insurance made available to other Senior Executives of the Employer, as may be amended from time-to-time, provided, that such insurance will have no exclusions for pre-existing conditions.

               3.4.3 Automobile Allowance. An automobile allowance in the amount of Five Hundred Dollars ($500) per month, payable to the Employee on the first day of each month of the Term of Employment.


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               3.4.4 Other Benefit Programs. The Employee shall be entitled to participate in all other employee benefit programs of the Employer which the Board may, in its sole discretion, regularly make available to the other executives of the Employer (such as a stock bonus plan, retirement plans and fringe benefits), on terms no less favorable than those provided to other executives of the Employer in similar positions.

     The reimbursement of expenses provided for in Section 3.2, the Stock Option awards provided for in Section 3.3, the benefits provided for in this Section
3.4 and any other benefits hereafter granted to the Employee by the Board are hereinafter referred to as the "Benefits."

     4. Term of Employment.

          4.1. Definition of Term of Employment. The "Term of Employment", as used in this Agreement, shall mean the period commencing on the Effective Date and terminating with the first to occur of the following:

               4.1.1 May 28, 2003 (the "Term Date");

               4.1.2 Termination of the Term of Employment by the Employer without Cause;

               4.1.3 Termination of the Term of Employment by the Employee by written notice to the Employer at any time following a Constructive Termination Event (as such term is defined in Section 8.1 hereof); and

               4.1.4 Termination of the Term of Employment as permitted by, and in accordance with, the provisions of Sections 5 and 7 hereof.


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          4.2. Effect of Termination of Term of Employment. Upon termination of the Term of Employment, the following provisions shall apply:

               4.2.1 The Employee shall no longer be employed by the Employer;

               4.2.2 The Employee shall no longer be obligated to provide any employment, consulting or similar services to the Employer;

               4.2.3 If the Term of Employment is terminated pursuant to Sections 4.1.2 or 4.1.3 hereof, then the provisions of Section 6.1 hereof shall become effective and the Employer shall be irrevocably and unconditionally obligated to fulfill and discharge all of the obligations imposed upon it pursuant to the provisions thereof; and

               4.2.4 The Employee (or his guardian or estate, as applicable) shall in all events be paid within thirty (30) days following the date of termination of the Term of Employment, (A) all accrued but unpaid Salary through the date of termination, (B) all accrued vacation through the date of termination, and (C) all unreimbursed business expenses through the date of termination. In addition, the Employee shall retain all rights with respect to vested equity awards (and the applicable provisions of Section 3.3), and shall be entitled to all other Benefits which are provided in accordance with and subject to the terms of the Employer's generally applicable employee benefit plans, practices and policies. The payments and Benefits described in this Section 4.2.4 shall be referred to herein as the "Accrued Obligations."

     5. Termination of Employment.

          5.1. Employer's Right to Terminate the Term of Employment. During the Term of Employment, the Employer may terminate the Term of Employment with or without Cause (as herein defined) by providing written notice thereof to the Employee.


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

               5.1.1 Effect of a For Cause Termination. If the Employer terminates the Term of Employment for Cause, such termination shall take effect immediately upon written notice thereof to the Employee. In such event, the Employer shall provide the Employee with the Accrued Obligations. Upon the Employer's full, complete and timely fulfillment and discharge of the aforesaid obligations, all obligations of the Employer to the Employee hereunder shall be totally and completely satisfied, and the Employer shall have no further obligations of any type to the Employee pursuant to this Agreement (except as may be provided under Sections 3.3, 16 or 17 hereof).

               5.1.2 Definition of "Cause". Cause for termination of the Term of Employment shall exist only if, during the Term of Employment:

                    (a) The Employee is convicted of a felony involving moral
               turpitude which would render the Employee unable to perform his duties set forth in this Agreement; or (b) the Employee engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement resulting, in either case, in a material adverse economic effect upon the business of the Employer.

          For purposes of this Section 5.1, no act, or failure to act, by the Employee shall be considered "willful" unless committed in bad faith, and without a reasonable belief that the act or omission was in the best interests of the Employer or any of its subsidiaries.

          5.2. Termination of the Term of Employment upon Employee's Death or Permanent and Total Disability. The Term of Employment shall be deemed terminated in the event of the Employee's death or upon the termination of the Employee's employment following the permanent and total disability of the Employee during the Term of Employment.

               5.2.1 Effect. In the event of a termination of the Term of Employment for the death or permanent and total disability of the Employee, the Employer shall provide the Employee (or his guardian or estate, as applicable) with the Accrued Obligations. Upon the Employer's full, complete and timely fulfillment and discharge of the aforesaid obligations, all obligations of the Employer to the Employee hereunder shall be totally and completely satisfied, and



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          the Employer shall have no further obligations of any type to the
          Employee pursuant to this Agreement (except as may be provided under Sections 3.3, 16 or 17 hereof).

               5.2.2 Definition and Effective Date. The Employee shall be considered "permanently and totally disabled" for purposes of this
          Section 5.2 if he is unable to perform with reasonable continuity his material duties hereunder by reason of any medically determinable physical or mental impairment, which inability to perform has lasted for a continuous period of not less than six (6) months. A termination for permanent and total disability shall take effect upon thirty (30) days written notice from the Employer to the Employee, provided the Employee does not return to perform his material duties with reasonable continuity during such 30-day period.

          5.3. Employee's Right to Terminate. The Employee may terminate the Term of Employment at any time, for any reason, by providing thirty (30) days written notice thereof to the Employer, and such termination shall not be deemed a breach of this Agreement.

               5.3.1 Effective Date. If the Employee so terminates the Term of Employment (other than under Section 4.1.3), such termination shall take effect upon the date designated in the notice provided to the Employer which shall, in no event, be earlier than thirty (30) days following the delivery of such notice; provided, that the Employer shall have the right in the event of such notice by the Employee to accelerate the Employee's effective date of termination to any such date that the Employer deems appropriate in its sole discretion.

               5.3.2 Effect. If the Employee so terminates the Term of Employment (other than under Section 4.1.3), the Employer shall provide the Employee with the Accrued Obligations. Upon the Employer's full, complete and timely fulfillment and discharge of the aforesaid obligations, all obligations of the Employer to the Employee hereunder shall be totally and completely satisfied and the Employer shall have no further obligations of any type to the Employee pursuant to this Agreement (except as may be provided under Sections 3.3., 7, 16 or 17 hereof).




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          5.4. Termination of Agreement upon Fulfillment of Post-Termination of
     Employment Obligations. If the Term of Employment is terminated pursuant to Sections 4.1.2 or 4.1.3 hereof, then this Agreement shall thereafter be deemed to be terminated upon the Employer's full, complete and timely fulfillment and discharge of all obligations imposed upon the Employer pursuant to the provisions of Sections 3.3, 6.1, 16 or 17 hereof.

     6. Post-Termination of Employment Obligations.

          6.1. Employer's Obligations after Termination of Term of Employment. If the Term of Employment is terminated pursuant to Sections 4.1.2 or 4.1.3 hereof, then the following provisions shall apply:

               6.1.1 If the Term of Employment is so terminated, the Employer shall provide the Employee with the Accrued Obligations. In addition, the Employer shall be obligated to pay to the Employee, for a period of time commencing on the date of termination of the Term of Employment and continuing until the Term Date (herein called the "Surviving Obligation Period"), the Employee's Salary for the remaining period pursuant to this Agreement.

               6.1.2 The Employee shall continue to be entitled to participate during the Surviving Obligation Period in any and all of the profit-sharing and retirement income, stock purchase, savings, executive compensation plans at the same level, in the same amount and to the same degree the Employee was entitled to participate at the time of such termination, to the extent permitted by the terms of such plans, and applicable law. If the Employee's participation in any such plan is barred, the Employer shall arrange to provide the Employee during the Surviving Obligation Period with benefits substantially similar to those which he was entitled to receive under such plans prior to the time of such termination.

               6.1.3 The Employer shall maintain in full force and effect for the Employee for the longer of (a) one year after termination of the Term of Employment and (b) the Surviving Obligation Period, all life, accident, medical and health care plans and disability benefit programs and programs or arrangements in which the Employee was entitled to participate immediately prior



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          to the time of such termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs, and under applicable law. If the Employee's participation in any such plan or program is barred, the Employer shall arrange to provide the Employee with benefits substantially similar to those which he was entitled to receive under such plans and programs of the Employer prior to the time of such termination; provided, however, that the cost to the Employer to provide such benefits shall be no greater than the contribution made by the Employer for such benefits for other Senior Executives of the Employer. In such event, appropriate adjustment shall be made so that the after tax value thereof to the Employee is similar to the after tax value to him of the benefit plans in which the Employee is not eligible to participate.

          6.2 No Mitigation. Under no circumstances shall the Employee be required, whether by seeking other employment or otherwise, to mitigate the amount of any payment or benefit under this Agreement, and there shall be no offset against amounts due the Employee under this Agreement on account of any subsequent employment he may obtain or for any amount allegedly due to the Employer by the Employee.

     7. Employee's Rights on Change in Control.

          7.1 Employee's Right to Terminate Term of Employment. In the event of a Change in Control, the Employee may terminate the Term of Employment by providing written notice thereof (the "Termination Notice") to the Employer within one hundred eighty (180) days following a Change in Control (the "Termination Period"). If the Term of Employment is so terminated by the Employee, the Employer shall be obligated to pay to the Employee an amount equal to the greater of (i) two (2) years of the Employee's annual Salary in effect at the time of the Change in Control, or (ii) Four Hundred Fifty Thousand Dollars ($450,000), to be paid in a lump sum within thirty (30) days following the date of the Employee's termination of employment. In the event that the Employee (a) does not terminate the Term of Employment within the Termination Period, or (b) provides written notice to the Employer within the Termination Period that he will not exercise his right to terminate the Term of Employment under Section 7 of this Agreement, the


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     Employer shall be obligated to pay to the Employee an amount equal to the greater of (x) fifteen (15) months of the Employee's annual Salary in effect at the time of the Change in Control, or (y) Two Hundred Eighty-One Thousand Two Hundred Fifty Dollars ($281,250), to be paid in a lump sum within thirty (30) days following the first to occur of (1) the expiration of the Termination Period without the Employee delivering a Termination Notice, or (2) the receipt by the Employer of the written notice delivered pursuant to Section 7(b) hereof.

          7.2 Additional Stock Option Grant. In the event of a Change in Control, the Employee shall receive fully vested stock options (the "Additional Stock Options") to purchase 10,000 shares of Common Stock over a ten-year term at an exercise price per share equal to an amount which is twenty percent (20%) greater than the exercise price per share of the last Stock Options granted to the Employee prior to the Change in Control.

          7.3 No Mitigation. Under no circumstances shall the Employee be required, whether by seeking other employment or otherwise, to mitigate the amount of any payment or benefit under this Section 7, and there shall be no offset against amounts due the Employee under this Section 7 on account of any subsequent employment he may obtain or for any amount allegedly due to the Employer by the Employee.

     8. Certain Definitions. As used herein, the following terms shall have the meanings indicated below:

          8.1. Constructive Termination Event. A "Constructive Termination Event" shall be deemed to be the occurrence of any one or more of the following events during the Term of Employment:

               8.1.1 the assignment by Employer to the Employee of duties that are inconsistent with the Employee's office with the Employer at the time of such assignment, or the removal by the Employer from the Employee of those duties described in Section 2.1 above, including without limitation failure to nominate or re-nominate the Employee for election to the



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          Board and failure of Robert F.X. Sillerman (and his affiliates) to vote his (and their) shares in favor of such nomination; or

               8.1.2 any removal of the Employee from, or any failure to elect or reelect the Employee to, the Designated Office (as defined in Section 8.3 hereof), except in connection with the Employee's promotion, with his prior written consent, to a higher office (if any) with the Employer; or

               8.1.3 a reduction by the Employer in the amount of the Employee's Salary as then in effect, or the failure of the Employer to pay such Salary to the Employee at the time and in the manner specified in
          Section 3 of this Agreement; or

               8.1.4 the discontinuation or material reduction by the Employer of the Employee's participation in any stock option or other employee benefit plan or arrangement (including, without limitation, any profit-sharing, life insurance, medical, dental, hospitalization, incentive compensation or retirement plan or arrangement) in which the Employee is a participant or the failure to grant the Stock Options; or

               8.1.5 the failure of the Employer to obtain the assumption by any successor to the Employer of the obligations imposed upon the Employer under this Agreement, as required by Section 15 of this Agreement; or

               8.1.6 the failure by the Employer to reimburse the Employee for the reasonable business expenses incurred by the Employee in the performance of his duties to the Employer, including, without limitation, reasonable expenditures for business entertainment and for travel in connection with the Employer's business; or

               8.1.7 the failure of the Employer to observe, fulfill or perform any obligation, requirement or restriction imposed upon it pursuant to this Agreement which is not referenced in the foregoing subsections of this Section 8.1, and such failure continues uncorrected for thirty (30) days after written notice thereof from the Employee to the Employer.

     The Employee's right to terminate the Term of Employment for a Constructive Termination Event shall not be affected by his mental or physical incapacity, and his continued employment prior to terminating employment for a Constructive Termination Event shall not constitute consent to or a waiver of rights with respect to, any act or failure to act constituting a Constructive Termination Event.

          8.2. Senior Executives. The "Senior Executives" shall mean all senior executive officers of the Employer.

          8.3. Designated Office. The "Designated Office" shall mean Senior Vice President, Associate General Counsel and Assistant Secretary of the Employer.

          8.4. Change in Control. A "Change in Control" shall mean the occurrence of any one of the following events:

          (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than the Employee or entities controlled by the Employee), becomes a beneficial owner of 50% or more of the voting power of the Employer or of the Common Stock beneficially owned by Robert F.X. Sillerman as of the date hereof;

          (ii) all or substantially all of the assets or business of the Employer are disposed of pursuant to a merger, consolidation, sale or other transaction (unless the shareholders of the Employer, immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the Employer, all of the voting power or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer);

          (iii) The Employer combines with another company and, immediately after such combination, (A) the shareholders of the Employer immediately prior to the combination do not hold, directly or indirectly, more than 50% of the voting power of the combined company or (B) the members of the Board immediately prior to the Board's approval of the merger transaction do not constitute a majority of the combined company's board of directors;

          (iv) the majority of the Board consists of individuals other than incumbent directors (which term shall mean members of Board as of the Effective Date), except that any person who becomes a director subsequent to such date whose election or nomination was supported by two-thirds of the directors who then comprise the incumbent directors shall be considered an incumbent director.

     9. Disclosure of Confidential Information. Except to the extent (a) authorized by the express prior consent of the Board, (b) required by law or any legal process or (c) desirable in performing his duties under this Agreement, the Employee will not, directly or indirectly, at any time during the Term of Employment, or at any time subsequent to the termination of the Term of Employment, disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, Confidential Information (herein defined) of the Employer. As used herein, the term "Confidential Information" means any and all information about or relating to the trade secrets of the Employer or any of its subsidiaries disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Employer, if such information is not generally known in any industry in which the Employer or any of its subsidiaries is or may become engaged during the Term of Employment. In the event of a breach or threatened breach by the Employee of this Section 9, the Employer shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to the Employer against the Employee or others.

     10. Notice. Any notice, request, reply, instruction, or other communication provided or permitted in this Agreement must be given in writing and may be served by depositing same in the United States mail in certified or registered form, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person to such party or parties. Unless actual receipt is required by any provision of this Agreement, notice deposited in the United States mail in the manner herein prescribed shall be effective on dispatch. For purposes of notice, the address of the Employee, his spouse, any purported donee or transferee or any administrator, executor or legal representative of the Employee or his estate, as the case may be, shall be as follows:


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

             The address of the Employee shall be:

                      c/o SFX Entertainment, Inc.
                      650 Madison Avenue
                      16th Floor
                      New York, New York 10022


             The address of Employer shall be:

                      SFX Entertainment, Inc.
                      650 Madison Avenue
                      New York, New York 10022
                      Attention:    Howard J. Tytel


     The Employer shall have the right from time-to-time and at any time to change its address and shall have the right to specify as its address any other address by giving at least ten (10) days written notice to the Employee. The Employee shall have the right from time-to-time and at any time to change his address and shall have the right to specify as his address any other address by giving at least ten (10) days written notice to the Employer.

     11. Vacation. The Employee shall be entitled to a minimum of four (4) weeks of paid vacation during each calendar year, but in no event less than the vacation provided to other Senior Executives of the Employer.

     12. Controlling Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of New York.

     13. Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the employment of the Employee, and any prior employment agreement between the Employer and the Employee shall be terminated effective as of the Effective Date.

     14. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect.

     15. Effect of Agreement, Assignment, Required Assumption. This Agreement shall be binding upon the Employee and his heirs, executors, administrators, legal representatives, successors and assigns and the Employer and its successors and assigns. The Employee may not assign any rights or obligations hereunder without the prior written consent of the Employer and, except with respect to a successor entity (as described below), the Employer may not assign any rights or obligations hereunder without the prior written consent of the Employee. The Employer shall require any person who is the successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a substantial portion of the business or assets of the Employer to expressly assume the obligations of the Employer hereunder. The term "Employer" as used in this Agreement shall expressly include any such successors.

     16. Indemnification. The Employer shall indemnify the Employee and his legal representatives to the fullest extent permitted by the laws of the State of Delaware, and the Employee shall be entitled to the protection of such insurance policies which the Employer maintains for the benefit of its directors and officers, against all costs, charges or expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of his being or having been a director of officer of the Employer, or because of actions taken purportedly on behalf of the Employer after the Effective Date. The Employer shall, upon request by the Employee, promptly advance or pay any amount for costs, charge or expenses (including, without limitation, legal fees and expenses incurred by counsel retained by the Employee) in respect of his right to indemnification hereunder, subject to a later determination as to the Employee's ultimate right to receive such payment. The Employee's identification and the insurance policies maintained for his benefit shall be at least to the same extent, of the same type and in the same amount as that maintained by the Employer for the other Senior Executives of the Employer, as may be amended from time-to-time.

     17. Legal Fees and Expenses. The Employee shall be entitled to receive from the Employer the amount of his legal fees (and expenses) reasonably incurred in connection with claims or disputes under this Agreement, if the Employee is the prevailing party on any issue in any such dispute. The reimbursement shall be made as soon as practicable following the resolution of such claim or dispute to the extent the Employer receives reasonable written evidence of such fees and expenses.

     18. Amendments; Waivers. This Agreement cannot be changed, modified or amended, and no provision or requirement hereof may be waived, without the consent in writing of the Employee and the Employer. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     19. Beneficiaries. Whenever this Agreement provides for any payment to the Employee's estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in a writing filed with the Employer. The Employee shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Employer (and any applicable insurance company) to such effect.

     20. Resolution of Disputes. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in New York, New York by and pursuant to the rules then prevailing of the American Arbitration Association, other than claims for injunctive relief under Section 9 hereof. All claims for legal remedies under this Agreement shall be limited to the actual damages of the Employer or the Employee, respectively, but shall not limit any payments or damages provided to the Employee under the terms of this Agreement. The arbitration award shall be final and binding upon the parties and judgment may be entered there on by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or to his executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties.

     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.


SFX ENTERTAINMENT, INC.

/s/
--------------------------
Title:
Name:





/s/ Richard A. Liese
---------------------------
    Richard A. Liese